EXHIBIT 10.37

Aclara Biosciences, Inc.

1288 Pear Avenue

Mountain View, CA 94043

Dear _______________:

You have previously been granted certain options to purchase Common Stock of ACLARA BIOSCIENCES, INC., a Delaware corporation (the “Company”) as described on Exhibit A attached hereto (collectively, the “Options”).

The Company hereby seeks to amend the terms of the Options, effective as of May 26, 2004, to provide you with an extension of time to exercise your Options in certain circumstances.

Specifically, notwithstanding anything to the contrary in the plans or agreements governing your options generally, the Options may be exercised for eighteen (18) months after termination of your employment or consulting relationship with the Company or its successor due to (i) a termination of your employment by the Company or its successor without Cause, (ii) your voluntary termination of employment or consulting relationship for Good Reason or (iii) your death or Disability, provided such termination, as described in (i), (ii) or (iii), above, occurs within twelve (12) months following the effective date of a Change in Control.

For purposes of this amendment, “Change in Control,” “Cause” and “Good Reason” shall be defined as specified in that certain [Severance Agreement/Change of Control] Agreement between you and the Company, dated as of ____________, ____. “Disability” shall be defined as specified in the stock option plan under which your Options were originally granted.

All other terms of your Options shall remain as specified in your existing stock option agreements or the stock option plan under which your Options were originally granted.

In consenting to this amendment to your Options, as evidenced by your signature below, you hereby acknowledge and agree that this amendment may result in the Options no longer qualifying as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

Sincerely, THE COMPANY ACLARA BIOSCIENCES, INC. a Delaware Corporation

By:

Name:

Title:

OPTIONEE

Optionee

EXHIBIT A

Company Stock Options

2